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                                                                    EXHIBIT 11.0

                          IHOP CORP. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)




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                                                                        Year Ended December 31,
                                                                      ---------------------------
                                                                       1997      1996      1995
                                                                      -------   -------   -------
NET INCOME PER COMMON SHARE - BASIC

 Weighted average shares outstanding                                    9,596     9,444     9,319
                                                                      =======   =======   =======

 Net income available to common shareholders                          $20,914   $18,604   $16,154
                                                                      =======   =======   =======

 Net income per share - basic                                         $  2.18   $  1.97   $  1.73
                                                                      =======   =======   =======

NET INCOME PER COMMON SHARE - DILUTED

 Weighted average shares outstanding                                    9,596     9,444     9,319
 Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price                                         147        79       169
                                                                      -------   -------   -------
        Total                                                           9,743     9,523     9,488
                                                                      =======   =======   =======

 Net income available to common shareholders                          $20,914   $18,604   $16,154
                                                                      =======   =======   =======

 Net income per share - diluted                                       $  2.15   $  1.95   $  1.70
                                                                      =======   =======   =======
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